SECURTIES PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 28th day of October, 2014

AMONG:

PARAMOUNT CAPITAL INC a company located in Canada with an address located at 1950 Shallmar Blvd. Suite 4T Toronto, Ontario Canada ("seller")

AND:

PLATINUM CAPITAL INC. LIMITED a Hong Kong Corporation with an address of Room 502 Prosperous Building 48-52 Des Vouex Road Central Hong Kong ("Purchaser")

WHEREAS:

A. Seller holds 3,665,000 restricted shares of American Boarding Company and agrees to sell 3,665,000 common shares

B. Purchaser desires to purchase and acquire and Seller desires to sell, convey, assign and transfer, or cause to be sold, conveyed, assigned and transferred, to Purchaser, the Note pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
THE ACQUISITION

Section 1.1 Purchase and Sale of Stock

Seller hereby agrees to sell to Purchaser portions of the stock in exchange for the payment of the Purchase Price on the Closing Dates set forth herein and as otherwise agreed by the Parties, from time-to-time, all accrued but unpaid interest and other amounts due on the Note at the time of each Closing, as defined in Section 1.2, shall be apportioned to the Seller (collectively, the "Interest").

Section 1.2 The Purchase Price

In consideration for the transfer of a US$5,000.00 (Five thousand US DOLLARS) Purchaser agrees to pay US$ 5,000.00 (Five Thousand US DOLLARS) to the Seller in immediately available U.S. funds.

Section 1.3 Closing

The Closing shall take place on or before **November 1, 2014**, at which time Seller shall transfer to Purchaser a 3,665,000 shares of American Boarding Common stock.

Section 1.4 Representations and Warranties

The Seller represents and warrants

a. that the Seller is a Swiss duly organized, validly existing and in good standing under, and by virtue of, the laws of Switzerland. The Seller has full corporate power and all lawful authority to carry on its business as presently conducted or as proposed to be conducted. The Seller is duly qualified or licensed to do business in each jurisdiction where the character of its properties or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect.

b. that the Seller has the full right, power and authority to execute and deliver this Agreement, to

consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement, the performance by the Seller of its obligations hereunder and thereunder, including the delivery of the Closing Deliverables, have been duly and validly authorized by all necessary action in respect thereof. No other proceedings on the part of the Seller, its officers, directors or stockholders, are necessary to authorize the execution and delivery of this Agreement and the performance by the Seller of its obligations hereunder or thereunder. This Agreement has been, or, when executed will be, duly executed and delivered by the Seller. This Agreement constitutes valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditor's rights generally and to general equitable principles.

c. Seller agrees to indemnify and save harmless Assignee from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Seller to defend any such claim), resulting from the breach by Seller of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Seller hereunder.

Section 1.5 Miscellaneous.

a. This Agreement may be executed in counterparts.

b. A fully executed faxed or emailed copy of this Agreement shall have the full force and effect of an original of same.

c. The representations, warranties and covenants in this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Closing for a period of two years.

d. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto; provided, however, that this Agreement may not be assigned in the absence of the prior written consent of both Assignee and Assignor.

e. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles or conflicts of law.

f. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

g. Any term of this Agreement may be amended, only in writing signed by the Assignor and the Assignee.

h. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

PARAMOUNT CAPITAL INC.

By: ______________________
Name: A. Morales
Title:

PLATINUM CAPITAL INC. LIMITED

By: ______________________
Name: Neil Walsh
Title: Director.